EXHIBIT 10.11

Premise Lease Agreement

Both sides of the agreement：

Party A: Nanjing Jiade Corporate Services Co., Ltd.

Party B: Nanjing Zhongjinke Hardware Products Co., Ltd.

Party A and Party B have reached the following lease agreement through negotiation:

1. Party A leased to Party B area of 30 square meters, located in 1-350 of Service Trade A Zone, Lidao Rd. 268#, Baguazhou Block, Qixia District, Nanjing city.

2. Party B is an enterprise to attract investment from Party A. In order to encourage Party B to operate, Party A waives Party B's rent during the term hereof upon mutual agreement.

3. Party B shall operate the leased premise in accordance with the law, pay taxes according to regulations, and maintain Party A's property.

4. The term of this Agreement is 2 years, from January 1, 2023 to December 31, 2024.

5. In case of requisition and demolition, this agreement shall be terminated immediately and shall not be used as the basis for demolition compensation.

Party A: Nanjing Jiade Corporate Services Co., Ltd.

Seal of Nanjing Jiade Corporate Services Co., Ltd.

Party B: Nanjing Zhongjinke Hardware Products Co., Ltd.

Seal of Nanjing Zhongjinke Hardware Products Co., Ltd.

January 1, 2023